EXHIBIT 23 -- CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-13362 and No. 33-41260) pertaining to the Imo Industries Inc. EmployeesO Stock Savings Plan and in the Registration Statement (Form S-8 No. 33-26118) pertaining to the Imo Industries Inc. Equity Incentive Plan for Key Employees and the Equity Incentive Plan for Outside Directors of Imo Industries Inc. of our report dated March 18, 1994, with respect to the consolidated financial statements and schedules of Imo Industries Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1993.








                                             ERNST & YOUNG
Princeton, New Jersey
March 31, 1994